UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2017

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

670 D Enterprise Drive Lewis Center, Ohio	43035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2017, Midwest Energy Emissions Corp. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Dathna Partners, LLC (the “Consultant”) and Louis Rabman, effective as of July 1, 2017 (the “Effective Date”), pursuant to which Consultant will provide certain consulting services to the Company including providing (i) advice, assistance and recommendations with respect to financial public relations, business promotion, business growth and development, including mergers and acquisitions, general business consultation and strategic initiatives; (ii) advice, assistance and recommendations with respect to the Company’s relationship with the financial community and its securities holders, the preparation and distribution of news releases and other information to keep existing stockholders informed about the Company’s activities, maintaining regular communications with stockholders and brokers; (iii) introductions to market makers, financial analysts, institutional buyers and other parties that may be able to assist the Company in various capacities; (iv) introductions to various financial partners, as well as advice regarding its operations, policies, business strategies and various business assignments as needed by management from time to time; and (v) such other professional advisory, consulting and introductory services related to strategic initiatives of the Company as requested by the Company from time to time. Mr. Rabman is the President and sole member of the Consultant. During the term, Mr. Rabman shall maintain the title of Director of Special Initiatives of the Company.

The term of the Consulting Agreement shall commence as of the Effective Date and shall, unless earlier terminated, continue for a period of one year. The Consultant shall devote no less than thirty-five (35) hours per week of time in fulfillment of its obligations thereunder or whatever additional time is necessary to complete the duties and responsibilities required to further the business interests of the Company. During the term, the Company shall pay the Consultant (i) a cash fee in the amount of $26,500 per month, and (ii) 1,000,000 shares of common stock of the Company which shall be earned in the following manner: 250,000 shares will be earned by the Consultant and deemed vested on the Effective Date, and the remaining 750,000 shares will be earned by the Consultant and deemed vested, in 12 equal monthly installments of 62,500 shares beginning on July 31, 2017 and monthly thereafter until June 30, 2018. The Company shall have the right in its sole and absolute discretion to terminate or reduce the cash component of the monthly compensation to be paid Consultant during the term on no less than 60 days prior written notice. In such event, the amount of time to be devoted by Consultant shall also be proportionately adjusted taking into account the terminated or modified cash compensation and monthly vesting of the shares. The Consultant has also agreed to a one-year lock-up with respect to the foregoing shares.

The foregoing description of the Consulting Agreement is qualified in its entirety by the full text of such document which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Consulting Agreement between Midwest Energy Emissions Corp. and Dathna Partners, LLC and Louis Rabman dated as of July 31, 2017.

________

* Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: August 4, 2017	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer

3